UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2012 (September 19, 2012)

Monarch Community Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-49814	04-3627031
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

375 North Willowbrook Road, Coldwater, MI 49036

(Address of principal executive offices) (Zip Code)

(517) 278-4566

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 6, 2012, Monarch Community Bancorp, Inc. (the “Company”) filed a voluntary request with the NASDAQ Global Market (the “Global Market”) to delist its common stock from trading on the Global Market. The common stock began trading on the OTCQB on September 19, 2012.

After considering its available options to continue compliance and the costs associated with its continued listing on the Global Market, the Company’s Board of Directors determined that continued listing is not in the best interest of the Company and its stockholders.

The Company’s securities will continue to trade under the symbol MCBF on the OTCQB. Investors will be able to obtain and view stock quotes for the Company’s securities on the OTCQB and on www.OTCMarkets.com and through participating broker-dealers.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number

99.1	Press Release, dated September 19, 2012 issued by Monarch Community Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH COMMUNITY BANCORP, INC.

Dated: September 24, 2012	Richard J. DeVries
Richard J. DeVries
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 19, 2012 issued by Monarch Community Bancorp, Inc.